QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.2

    STIKEMAN ELLIOTT
Stikeman Elliott LLP        Barristers & Solicitors

4300 Bankers Hall West, 888-3rd Street S.W., Calgary, Canada    T2P 5C5
Tel: (403) 266-9000    Fax: (403) 266-9034    www.stikeman.com

December 10, 2009

Re:    TransCanada PipeLines Limited (the "Corporation")

Ladies and Gentlemen:

        We hereby consent to the references to this firm under the captions, "Enforceability of Civil Liabilities," "Legal Matters," "Interest of Experts," and "Documents Filed as Part of the Registration Statement" in the prospectus included as part of the registration statement on Form F-9 of the Corporation.

Very truly yours,
(Signed) "Stikeman Elliott LLP"
Stikeman Elliott LLP

CALGARY

VANCOUVER

TORONTO

MONTREAL

OTTAWA

NEW YORK

LONDON

SYDNEY

QuickLinks

  Exhibit 5.2